Exhibit 10.65

INTERDIGITAL COMMUNICATIONS CORPORATION

RESTRICTED STOCK AWARD

This is a Restricted Stock Award dated                      from InterDigital Communications Corporation (the “Company”) to                      (“Grantee”).

1. Definitions. Capitalized terms shall have the meanings set forth below or in the Plan. As used herein:

(a) “Date of Grant” means                     , the date on which the Company awarded the Restricted Stock.

(b) “Gross-Up Amount” means the quotient obtained by dividing (i) the amount the Company determines to be includable in the Grantee’s taxable income for federal, state and local tax purposes, as applicable, as the result of the grant of Restricted Stock under this Award by (ii) the excess of one (1) over the highest marginal federal, state and local tax rates applicable to the Grantee, taking into account the deductibility of state and local taxes for federal income tax purposes.

(c) “Plan” means the InterDigital Communications Corporation 1999 Restricted Stock Plan, as amended, incorporated herein by reference.

(d) “Restricted Period” means, with respect to each Share of Restricted Stock, the period beginning on the Date of Grant and ending on the Vesting Date.

(e) “Restricted Stock” means the                                      (            ) Shares which are the subject of the Award hereby granted.

(f) “Shares” means shares of the Common Stock of the Company, par value $0.01.

(g) “Vesting Date” means the earliest of (i)                     , (ii) the consummation of a Terminating Event, or (iii) Grantee’s termination of employment because of death or disability (as determined by the Committee in its sole discretion).

2. Grant of Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to Grantee the Restricted Stock.

3. Restrictions on Restricted Stock. Subject to the terms and conditions set forth herein and in the Plan, during the Restricted Period, Grantee shall not be permitted to sell, transfer, pledge or assign the Restricted Stock. The Company shall, in its discretion, either maintain possession of the certificates evidencing the Restricted Stock or place the certificates in the custody of an escrow agent during the Restricted Period.

4. Lapse of Restrictions. Subject to the terms and conditions set forth herein and in the Plan, the restrictions set forth in Paragraph 3 on each Share of Restricted Stock shall lapse on the Vesting Date.

5. Rights of Grantee. During the Restricted Period, Grantee shall have the right to vote the Restricted Stock and to receive cash and stock dividends with respect to the Restricted Stock.

6. Tax Gross-Up Payment. As soon as practicable following the Date of Grant, and subject to any withholding of any taxes which may be due with respect to the grant of Restricted Stock and the cash bonus described in this Paragraph 6, the Company shall pay (and may, as of the date of this award, have paid) Grantee a cash bonus equal to the excess of the Gross-Up Amount minus the Taxable Income.

7. Notices. Any notice to the Company under this Agreement shall be made in care of the Committee to the office of the General Counsel at the Company’s main office in King of Prussia, Pennsylvania. All notices under this Agreement shall be deemed to have been given when hand-delivered or mailed, first class postage prepaid, and shall be irrevocable once given.

8. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Stock as it deems necessary or advisable to ensure that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

9. Delivery of Shares. Within the later of a reasonable time after the Vesting Date or ten (10) business days after written demand from Grantee, the Company shall, without payment from Grantee (or the person to whom ownership rights may have passed by will or the laws of descent and distribution) for the Restricted Stock, deliver to Grantee (or such other person) a certificate for the Restricted Stock without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 8. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee (or such other person) of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the fair market value of a Share on the Vesting Date, as determined by the Committee.

10. Ongoing Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary Company or Affiliate of the Company nor shall the Award be forfeited by reason of termination of employment with any or all such entities.

11. Miscellaneous.

(a) The address for Grantee to which notice, demands and other communications to be given or delivered under or by reason of the provisions hereof shall be the Grantee’s address as reflected in the Company’s personnel records.

(b) Grantee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he/she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions thereof. Grantee agrees to hereby accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Agreement. Grantee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him/her any taxes required to be withheld be federal, state or local law in connection with the Award.

(c) The validity, performance, construction and effect of this Award shall be governed by the laws of Pennsylvania, without giving effect to principles of conflicts of law.

ATTEST:	INTERDIGITAL COMMUNICATIONS CORPORATION

BY:

GRANTEE